Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Quarterly revenues were $91.7 million; GAAP earnings were $0.07 per diluted share; non-GAAP earnings were $0.18 per diluted share

SAN JOSE, CALIF. – May 7, 2024 – Power Integrations (NASDAQ: POWI) today announced financial results for the quarter ended March 31, 2024. Net revenues for the first quarter were $91.7 million, up two percent from the prior quarter and down 14 percent from the first quarter of 2023. GAAP net income for the first quarter was $4.0 million or $0.07 per diluted share compared to $0.25 per diluted share in the prior quarter and $0.12 per diluted share in the first quarter of 2023. Cash flow from operations for the first quarter was $15.9 million.

In addition to its GAAP results, the company provided non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the related tax effects. Non-GAAP net income for the first quarter of 2024 was $10.5 million or $0.18 per diluted share compared to $0.22 per diluted share in the prior quarter and $0.25 per diluted share in the first quarter of 2023. A reconciliation of GAAP to non-GAAP financial results is included with the tables accompanying this press release.

Commented Balu Balakrishnan, chairman and CEO of Power Integrations: “Orders have improved in recent months as supply-chain inventories continue to normalize. We expect sequentially higher revenues in the second quarter, accompanied by a further increase in gross margin driven by the dollar/yen exchange rate and higher manufacturing utilization.”

Mr. Balakrishnan continued: “We further advanced the state of the art in power-conversion technology in the first quarter with the introduction of InnoMux™-2. The new ICs provide multiple, independently regulated DC outputs, eliminating the need for separate DC-DC stages and greatly increasing efficiency. The efficiency of InnoMux-2 is further enhanced by our PowiGaN™ transistors, bringing total system efficiency to more than 90 percent. Meanwhile, our acquisition of the assets of Odyssey Semiconductor augments our efforts to develop high-current GaN and bring the benefits of GaN technology to much higher-power applications.”

Additional Highlights

●	Power Integrations has agreed to acquire the assets of Odyssey Semiconductor Technologies, augmenting the company’s development of high-power gallium-nitride (GaN) switching technology. The purchase is expected to close in July 2024.
●	During the first quarter Power Integrations repurchased 207 thousand shares of its common stock for $14.6 million; the company had $11.3 million remaining on its repurchase authorization as of March 31, 2024.
●	Power Integrations paid a dividend of $0.20 per share on March 28, 2024; a dividend of $0.20 per share will be paid on June 28, 2024, to stockholders of record as of May 31, 2024.

Financial Outlook

The company issued the following forecast for the second quarter of 2024:

●	Revenues are expected to be $105 million plus or minus $5 million.
●	GAAP gross margin is expected to be between 52.5 percent and 53.0 percent; non-GAAP gross margin is expected to be between 53.5 percent and 54.0 percent. The difference between GAAP and non-GAAP gross margins is approximately equally attributable to stock-based compensation and amortization of acquisition-related intangible assets.
●	GAAP operating expenses are expected to be between $54.5 million and $55 million; non-GAAP operating expenses are expected to be between $44.5 million and $45 million. Non-GAAP operating expenses are expected to exclude approximately $10 million of stock-based compensation.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can register for the call by visiting the following link: https://registrations.events/direct/Q4I245880. A live webcast of the call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information, please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its second-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: the company’s ability to supply products and its ability to conduct other aspects of its business such as competing for new design wins; changes in global economic and geopolitical conditions, including such factors as inflation, armed conflicts and trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

Power Integrations, InnoMux, PowiGaN and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
NET REVENUES	$91,688	$89,507	$106,297

COST OF REVENUES	43,908	43,299	52,340

GROSS PROFIT	47,780	46,208	53,957

OPERATING EXPENSES:
Research and development	23,225	23,505	23,981
Sales and marketing	15,722	15,472	15,885
General and administrative	8,363	8,282	8,334
Total operating expenses	47,310	47,259	48,200

INCOME (LOSS) FROM OPERATIONS	470	(1,051)	5,757

OTHER INCOME	3,502	3,282	1,714

INCOME BEFORE INCOME TAXES	3,972	2,231	7,471

PROVISION (BENEFIT) FOR INCOME TAXES	18	(12,040)	596

NET INCOME	$3,954	$14,271	$6,875

EARNINGS PER SHARE:
Basic	$0.07	$0.25	$0.12
Diluted	$0.07	$0.25	$0.12

SHARES USED IN PER-SHARE CALCULATION:
Basic	56,833	56,937	57,105
Diluted	57,132	57,272	57,579

SUPPLEMENTAL INFORMATION:
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Stock-based compensation expenses included in:
Cost of revenues	$346	$499	$301
Research and development	2,425	2,947	2,668
Sales and marketing	1,604	1,827	1,653
General and administrative	2,039	2,230	2,746
Total stock-based compensation expense	$6,414	$7,503	$7,368

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$482	$482	$482

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
REVENUE MIX BY END MARKET
Communications	11%	27%	28%
Computer	11%	9%	14%
Consumer	41%	29%	24%
Industrial	37%	35%	34%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$47,780	$46,208	$53,957
GAAP gross margin	52.1%	51.6%	50.8%

Stock-based compensation included in cost of revenues	346	499	301
Amortization of acquisition-related intangible assets	482	482	482

Non-GAAP gross profit	$48,608	$47,189	$54,740
Non-GAAP gross margin	53.0%	52.7%	51.5%

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$47,310	$47,259	$48,200

Less: Stock-based compensation expense included in operating expenses
Research and development	2,425	2,947	2,668
Sales and marketing	1,604	1,827	1,653
General and administrative	2,039	2,230	2,746
Total	6,068	7,004	7,067

Non-GAAP operating expenses	$41,242	$40,255	$41,133

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income (loss) from operations	$470	$(1,051)	$5,757
GAAP operating margin	0.5%	–1.2%	5.4%

Add: Total stock-based compensation	6,414	7,503	7,368
Amortization of acquisition-related intangible assets	482	482	482

Non-GAAP income from operations	$7,366	$6,934	$13,607
Non-GAAP operating margin	8.0%	7.7%	12.8%

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision (benefit) for income taxes	$18	$(12,040)	$596
GAAP effective tax rate	0.5%	–539.7%	8.0%

Tax effect of adjustments to GAAP results	(358)	(9,556)	(501)

Non-GAAP provision (benefit) for income taxes	$376	$(2,484)	$1,097
Non-GAAP effective tax rate	3.5%	–24.3%	7.2%

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$3,954	$14,271	$6,875

Adjustments to GAAP net income
Stock-based compensation	6,414	7,503	7,368
Amortization of acquisition-related intangible assets	482	482	482
Tax effect of items excluded from non-GAAP results	(358)	(9,556)	(501)

Non-GAAP net income	$10,492	$12,700	$14,224

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	57,132	57,272	57,579

Non-GAAP net income per share (diluted)	$0.18	$0.22	$0.25

GAAP net income per share (diluted)	$0.07	$0.25	$0.12

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56,443	$63,929
Short-term marketable securities	243,163	247,640
Accounts receivable, net	12,279	14,674
Inventories	167,865	163,164
Prepaid expenses and other current assets	22,714	22,193
Total current assets	502,464	511,600

PROPERTY AND EQUIPMENT, net	159,945	164,213
INTANGIBLE ASSETS, net	3,881	4,424
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	29,654	28,325
OTHER ASSETS	17,983	19,457
Total assets	$805,776	$819,868

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,361	$26,390
Accrued payroll and related expenses	11,822	13,551
Taxes payable	878	1,016
Other accrued liabilities	9,474	7,910
Total current liabilities	49,535	48,867

LONG-TERM LIABILITIES:
Income taxes payable	6,193	6,244
Other liabilities	11,870	12,516
Total liabilities	67,598	67,627

STOCKHOLDERS' EQUITY:
Common stock	22	23
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(2,559)	(1,462)
Retained earnings	740,715	753,680
Total stockholders' equity	738,178	752,241
Total liabilities and stockholders' equity	$805,776	$819,868

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,954	$14,271	$6,875
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	8,715	8,887	8,961
Amortization of intangible assets	543	543	543
Loss on disposal of property and equipment	8	14	7
Stock-based compensation expense	6,414	7,503	7,368
Amortization of premium (accretion of discount) on marketable securities	(496)	(497)	404
Deferred income taxes	(1,330)	705	(738)
Increase (decrease) in accounts receivable allowance for credit losses	163	—	(454)
Change in operating assets and liabilities:
Accounts receivable	2,232	13,865	705
Inventories	(4,701)	(12,918)	(7,024)
Prepaid expenses and other assets	846	(346)	(2,302)
Accounts payable	1,294	(2,553)	2,926
Taxes payable and other accrued liabilities	(1,737)	(13,207)	(686)
Net cash provided by operating activities	15,905	16,267	16,585

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,343)	(6,143)	(4,082)
Purchases of marketable securities	(49,912)	(18,196)	(36,922)
Proceeds from sales and maturities of marketable securities	54,198	36,045	22,693
Net cash provided by (used in) investing activities	(57)	11,706	(18,311)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	2,691	—	3,098
Repurchase of common stock	(14,641)	(47,444)	(1,687)
Payments of dividends to stockholders	(11,384)	(11,343)	(10,868)
Net cash used in financing activities	(23,334)	(58,787)	(9,457)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,486)	(30,814)	(11,183)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	63,929	94,743	105,372

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$56,443	$63,929	$94,189

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com